MANAGEMENT AND CONSULTING AGREEMENT
                           RELIANCE INSURANCE COMPANY
                                  4 Penn Plaza
                        Philadelphia Pennsylvania 19103

                                October 4, 1996

Home State Holdings, Inc.
Three South Revmont Drive
Shrewsbury, New Jersey 07702

Re: Management Services


Gentlemen:

        This letter will confirm the agreement between Reliance Insurance Company, a Pennsylvania corporation ("Reliance"), and Home State Holdings, Inc., a Delaware corporation (the "Company"), and the Company's insurance subsidiaries, Home State Insurance Company, New York Merchant Bakers Insurance Company, Pinnacle Insurance Company, Quaker City Insurance Company and Westbrook Insurance Company (collectively the "Insurance Subs"), pursuant to which Reliance will render to the Company and the Insurance Subs certain management and consulting services in connection with the operation and conduct of the Company's and the Insurance Subs' business, including reinsurance programs. Reliance shall commence providing these services as of the date of this letter agreement (this "Agreement"). Reliance the Company and the Insurance Subs shall agree from time to time, on the specific type and extent of services to be provided pursuant to this Agreement

        As consideration for the management and consulting services to be provided to it by Reliance, the Company and the Insurance Subs shall pay Reliance a minimum monthly (each calendar month being a "Payment Period") retainer fee of $8,333.33, which payment shall be made on the first day of each such Payment Period with the first such payment to be made on October 4, 1996. The retainer fee is a minimum fee for services to be rendered regardless of the amount of services requested and rendered.

        Reliance shall also be entitled to receive (or be reimbursed for) its reasonable out-of-pocket expenses incurred in connection with its services performed hereunder, upon submission of appropriate receipts and documentation in support thereof.


In addition to its agreements and obligations under this Agreement, the Company and the Insurance Subs agree to indemnify and hold harmless Reliance ant its affiliates (including its and their officers, directors, stockholders, partners, employees and agents) from and against any and all claims, liabilities, losses and damages (or actions in respect thereof), in any way related to or arising out of the performance by Reliance of services under this Agreement, and to reimburse Reliance and any other such indemnified person for reasonable out-of-pocket legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend, or expenses incurred by it in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with Reliance's performance under this Agreement (whether or not such indemnified person is a named party in such proceedings); provided, however, that the Company and the Insurance Subs shall not be responsible under this paragraph for any claims, liabilities, losses, damages or expenses to the extent that they are finally judicially determined to result from actions taken by Reliance (or such other indemnified person) which constitute gross negligence or willful misconduct.

        In the event the Company or the Insurance Subs shall fall to any payment due when due under this agreement to Reliance, interest shall accrue and the Company and the Insurance Subs shall be obligated to pay interest on any overdue amount from the date due at the rate of 1.5% per month on the unpaid balance of principal and interest (compounded monthly).

        In the event the Company or the Insurance Subs fail to make payment when due and Reliance refers the balance due to an attorney for collection, the Company and the Insurance Subs shall reimburse Reliance for reasonable attorney's fees.

        This Agreement shall terminate on the earlier of (i) September 30, 2010 or (ii) the date on which Reliance neither provides reinsurance to the company or any of the Insurance Subs nor holds, directly or indirectly, any shares of the Company's Shares A Cumulative Voting Preferred Stock which is being acquired by Reliance on the date hereof pursuant to a Securities Purchase Agreement between inter alia Reliance and the Company.

        This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, sucessors and assigns. This Agreement and its performance shall be governed by the internal laws (and not the laws of conflicts) of the State of New Tork.

        If the foregoing is acceptable to you, please sign this letter in the space provided below and return it to the undersigned.

                                             Very truly yours,

                                             RELIANCE INSURANCE COMPANY

                                             By: /s/ Albert A. Benchimol
                                                 --------------------------
                                             Name: Albert A. Benchimol
                                             Title: Vice President

ACCEPTED AND AGREED TO:

HOME STATE HOLDINGS, INC.

By: /s/ Mark Vaughn
    -----------------------
    Title: Acting President

HOME STATE INSURANCE COMPANY


By: /s/ Mark Vaughn
    -----------------------
    Title: Chief Executive Officer

NEW YORK MERCHANT BAKERS INSURANCE

BY: /s/ Mark Vaughn
    -----------------------
    Title: Chief Executive Officer


PINNACLE INSURANCE COMPANY

By: /s/ Mark Vaughn
    -----------------------
    Title: Chief Executive Officer



QUAKER CITY INSURANCE COMPANY

By: /s/ Mark Vaughn
    -----------------------
    Title: Chief Executive Officer

WESTBROOK INSURANCE COMPANY

By: /s/ Mark Vaughn
    -----------------------
    Title: Chief Executive Officer